SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 12, 2002

              KIT Manufacturing Company
(Exact Name of Registrant as Specified in Charter)


California			2-31520	     	95-1525261
(State or Other	    (Commission	     (IRS Employer
Jurisdiction of	     File Number)		Identification
Incorporation)					Number)


      530 East Wardlow Road, Long Beach, California  90807
            (Address of Principal Executive Offices)

Registrant's telephone number, including area code:
                          (562) 595-7451


                       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)






ITEM 9.	Regulation FD Disclosure.

At the Annual Shareholders Meeting of KIT Manufacturing Company
(the "Company"), held on March 12, 2002, Bruce Skinner, Vice President and Treasurer of the Company, made the following statements: "There was a 75% increase in sales in the first quarter of fiscal 2002 compared to the first quarter of fiscal 2001 in the Recreational Vehicle division"; "There was a 17% increase in sales in the first quarter of fiscal 2002 compared to the first quarter of fiscal 2001 in the Manufactured Housing division"; "The net loss for the first quarter of fiscal 2002 was $(473,000), compared to $(866,000) in the first quarter of fiscal 2001."

Mr. Skinner reiterated that these statements had not been reviewed by the Company's auditors and were based on preliminary information for the Company's first quarter of fiscal 2002. Each of the above statements is subject to change after review by the Company's independent auditors.

The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.


SIGNATURES

		Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




					KIT MANUFACTURING COMPANY



Date:  March 13, 2002		By:	/s/ Dan Pocapalia
					Name:  Dan Pocapalia
					Title:Chairman of the Board, Chief
                                    Executive Officer and President